© PPL Corporation 2016 4th Quarter Earnings Call PPL Corporation February 4, 2016 Exhibit 99.2

Cautionary Statements and Factors That May Affect Future Results

Any statements made in this presentation about future operating results or other future events are forward-looking statements under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from such forward-looking statements. A discussion of factors that could cause actual results or events to vary is contained in the Appendix to this presentation and in the Company's SEC filings.

© PPL Corporation 2016
2

© PPL Corporation 2016 2015 Earnings Results, Operational Overview and 2016 Earnings Forecast Segment Results and Financial Overview Q&A W. H. Spence V. Sorgi Agenda 3

© PPL Corporation 2016 P e r S h a r e Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. (1) Year-to-date reported earnings includes a $921 million loss from discontinued operations, or $1.36 per share. (2) 2014 was adjusted for Supply segment earnings and dissynergies related to the spinoff of the Supply segment. 2015 excludes earnings from the Supply segment. Earnings Results $1.04 $0.59 ($0.75) ($0.25) $0.25 $0.75 $1.25 $1.75 $2.25 $2.75 4Q 2014 4Q 2015 Fourth Quarter Reported Earnings $0.49 $0.43 ($0.75) ($0.25) $0.25 $0.75 $1.25 $1.75 $2.25 $2.75 4Q 2014 (adj) 4Q 2015 Fourth Quarter Earnings from Ongoing Operations (2) P e r S h a r e $2.61 $1.01 ($0.75) ($0.25) $0.25 $0.75 $1.25 $1.75 $2.25 $2.75 YTD 2014 YTD 2015 Year-to-Date Reported Earnings (1) P e r S h a r e $2.03 $2.21 ($0.75) ($0.25) $0.25 $0.75 $1.25 $1.75 $2.25 $2.75 YTD 2014 (adj) YTD 2015 Year-to-Date Earnings from Ongoing Operations (2) P e r S h a r e 4

© PPL Corporation 2016 Pennsylvania • Rate Case Update —PUC Approval in November —Includes an annual revenue increase of $124 million —Rate increase effective January 1, 2016 Kentucky • Filed the $1 billion ECR Plan for Approval U.K. • Final DPCR5Performance • Strong performance against RIIO-ED1 incentive targets Operational Update 5

© PPL Corporation 2016 $0.00 $1.00 $2.00 $3.00 2014 Adj 2015A 2016E $2.25 $2.21 P e r S h a r e 2016 Earnings Forecast $2.03 Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. (1) Earnings presented here exclude any earnings from the Supply segment. However, the Supply segment is part of PPL Corporation’s consolidated reported earnings for the first five months of 2015. (2) For 2014, earnings from ongoing operations reflects the full impact of dissynergies related to the spinoff of the Supply segment: Indirect O&M ($0.07), Interest ($0.05) and Depreciation ($0.01). Segment 2014 Adjusted Ongoing 2015A Ongoing 2016E Midpoint U.K. Regulated $1.37 $1.44 $1.43 Kentucky Regulated 0.47 0.51 0.57 PA Regulated 0.40 0.37 0.47 Corporate and Other (0.21) (0.11) (0.12) Total (1) $2.03 $2.21 $2.35 $2.45 (2) 6

© PPL Corporation 2016 $/Share Annualized Continued Dividend Growth (1) Annualized dividend based on 2/4/2016 announced increase. $1.44 $1.47 $1.49 $1.51 $1.52 2012 2013 2014 2015 2016 (1) 14 th dividend increase in 15 years. 7

© PPL Corporation 2016 2016 Objectives/Highlights Pennsylvania • Executing on capital investment of $1.2 billion • Advance Project Compass • Completion of ~$350 million Northeast Pocono Transmission Line Kentucky • Executing on capital investment of $1.0 billion • Develop Clean Power Plan strategy • Environmental Cost Recovery (ECR) approval U.K. • Executing on capital investment of $1.3 billion • Continued focus on regulatory performance • Continue to hedge 2018 GBP exposure 8

© PPL Corporation 2016 Significant Investment Opportunity with Constructive Rate Mechanisms Drives Projected Earnings Growth (2) Projection based on midpoint of 5-6% CAGR off 2014 adjusted earnings. Does not represent earnings forecast or guidance for 2018. S t r o n g R e g u l a t e d R a t e B a s e G r o w t h R e a l - t i m e R e c o v e r y o f C a p E x 5-6% Compound Annual EPS Growth 9 0-6 months 76% (1) “0-6 months” primarily consists of 100% of WPD capital expenditures and domestic capital expenditures where the investment occurs within six months of that spend being included in rates, and CWIP Incentive on the Northeast Pocono project. “7-12 months” and “Greater than 12 months” primarily consist of domestic capital expenditureswhere the investment occurs within 7 to 12 months or greater than 12 months of that spend being included in rates. 2016E –2018E Capital Recovery, Earning on Investment (1) ($bn) (2) 0-6 months 74% Greater than 12 months 19% 7-12 months 7% $22.9 $28.6

© PPL Corporation 2016 Summary Financial Highlights 10

© PPL Corporation 2016 Q4 2015 Q4 2014 (adj) Change Pennsylvania Regulated $0.09 $0.10 $(0.01) Kentucky Regulated 0.09 0.10 (0.01) U.K. Regulated 0.29 0.36 (0.07) Corporate and Other (0.04) (0.07) 0.03 Total $0.43 $0.49 $(0.06) Ongoing Earnings Overview Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. 11 2015 2014 (adj) Change Pennsylvania Regulated $0.37 $0.40 $(0.03) Kentucky Regulated 0.51 0.47 0.04 U.K. Regulated 1.44 1.37 0.07 Corporate and Other (0.11) (0.21) 0.10 Total $2.21 $2.03 $0.18

© PPL Corporation 2016 Year-to-date 2014 EPS –Ongoing Earnings $0.40 Gross margins 0.06 Operation and maintenance (0.05) Depreciation (0.03) Taxes, other than income 0.02 Financing costs (0.01) Taxes and other (0.02) Total (0.03) 2015 EPS –Ongoing Earnings $0.37 Pennsylvania Regulated Segment Earnings Drivers Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. 12

© PPL Corporation 2016 Year-to-date 2014 EPS –Ongoing Earnings $0.47 Gross margins 0.08 Operation and maintenance (0.02) Financing costs (0.01) Other (0.01) Total 0.04 2015 EPS –Ongoing Earnings $0.51 Kentucky Regulated Segment Earnings Drivers Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. 13

© PPL Corporation 2016 Year-to-date 2014 EPS –Ongoing Earnings $1.37 Gross margins (0.13) Operation and maintenance (0.02) Depreciation 0.09 Income taxes 0.14 Other (0.01) Total 0.07 2015 EPS –Ongoing Earnings $1.44 U.K. Regulated Segment Earnings Drivers Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. 14

© PPL Corporation 2016 2015 Ongoing Earnings to 2016E Earnings Walk Note: See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. 15 Margins: $.11 Depreciation: ($.01) Interest: ($.03) Other: ($.01) Margins: $.03 O&M: $.07 Depreciation: ($.03) Interest: ($.04) Taxes/Other: ($.03) Currency: ($.01) Margins: $.15 O&M: $.01 Depreciation: ($.03) Interest: ($.01) Other Taxes: ($.02) $2.35

Summary of Drivers to Achieve 5-6% EPS Growth Through 2018

11% - 13% Domestic Operations Earnings Growth:

PA Regulated

- Transmission Cap Ex of $2.7 billion at 11.68% base ROE, 12.93% for approximately $650 million Susquehanna Roseland project drives transmission rate base growth of 14% through 2018
- $124 million Distribution Rate Case effective January 2016
- 2016 DSIC Capital in Base Rates
- ~ 70% of gross margin subject to minimal or no volumetric risk
- Assumed load growth CAGR of 0.1%
- Includes extension of bonus depreciation

KY Regulated

- Environmental investment of $1.7 billion at 10% ROE
- Gas Line Tracker investment of ~ $150 million at 10% ROE through 2017
- $132 million 2014 Rate Case with full year of rates in 2016
- Assumed load growth CAGR of 0.5%
- Includes extension of bonus depreciation

Corporate and Other

- Corporate restructuring to achieve $75 million in cost reductions essentially complete
- Additional ~ 2 cent per share improvement by 2017
- Equity issuances of ~$100 million per year

1% - 3% U.K. Regulated Earnings Growth

- No volumetric risk
- 1% - 3% earnings growth from 2014 – 2018 during transition to RIIO-ED1[1]
- Average expected ROEs of 14% to 17%[2]
- Expected RAV growth of 5.7% through 2018
- Incentive revenue assumptions: 2016 ~ $130M; 2017 - $90-$110M; 2018 - $75-$105M
- Assumed exchange rate of ~$1.56/£ for 2016; $1.58/£ for 2017; and $1.60/£ for 2018
- Assumed RPI (inflation rate) – 1.3% for 2015/16; 2.3% for 2016/17; and 3.1% for 2017/18
- Effective tax rate of ~ 17%
- Change in pension discount rate methodology

5-6% Compound Annual EPS Growth



$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
5-6% EPS Growth
$2.03
$2.21
$2.35
$2.52
2014 Adj
2015A
2016E
2018E(3)

(1) Includes known adjustments to base revenues for RPI (TRU), and other financial true-ups (MOD).
(2) Based on 2016-2018 Segment on-going earnings projections. Capital structure is adjusted to include the debt of $750 million that is allocated for Segment reporting.
(3) Projection based on 5-6% CAGR off 2014 adjusted earnings. Does not represent earnings forecast or guidance for 2018.

© PPL Corporation 2016 16

Funding the Growth

Strong domestic operating cash flows plus the U.K. dividend sufficient to fund the PPL dividend. Domestic debt and equity issuances fund domestic utility growth.

	2014A[4]	2015A[5]	2016E
Domestic Cash from Operations	$2,145	$1,546	$1,615
Domestic Maintenance Capex[1]	(900)	(640)	(707)
Dividend From UK Regulated	263	319	400
Cash Available for Distribution	**$1,508**	**$1,225**	**$1,308**
Common Dividend	(967)	(1,004)	(1,024)
Cash Available for Reinvestment	**$541**	**$221**	**$283**
Domestic Growth Capex	**($1,816)**	**($1,650)**	**($1,407)**
Debt Maturities	($546)	($1,000)	$0
Debt Issuances and Change in Cash[2]	(71)	2,139	1,076
Equity Issuances	1,063	175	80
Other Investing & Financing Activities	829 [3]	115	(32)
Additional Funding Sources for Domestic Growth Capex	**$1,275**	**$1,429**	**$1,124**

Note: Information provided on this slide to be updated on an annual basis. See appendix for the Reconciliation of Domestic Cash Flows.

(1) Represents book depreciation.

(2) Includes domestic issuances (short and long term), net of issue costs.

(3) Includes approximately $900 million of proceeds from sale of the Montana hydros.

(4) Includes results of PPL Energy Supply, LLC.

(5) Actuals for 2015 do not include activity related to PPL Energy Supply, LLC for any portion of the year, except a planned $191 million dividend.

© PPL Corporation 2016
17

Significant Ongoing Capital Expenditure Program

~$16 billion of Capital Expenditures from 2016 – 2020 to strengthen safety and reliability of T&D systems and address environmental regulations in Kentucky.



($ in billions)
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$3.39
0.15
0.31
0.70
0.55
0.40
1.28
2016E
$3.25
0.09
0.34
0.69
0.59
0.35
1.19
2017E
$3.23
0.08
0.31
0.66
0.55
0.44
1.19
2018E
$3.19
0.11
0.28
0.60
0.58
0.40
1.22
2019E
$3.32
0.15
0.24
0.63
0.67
0.35
1.28
2020E
WPD(1)
LKE ECR(2)
LKE base
PA Transmission
PA Distribution
PA DSIC

- Over 80% of Regulated capital expenditures earn returns subject to minimal or no lag
- PA – Implementation of $471 million Smart Meter Program to be recovered through a rider mechanism (~$406 million of Capital; ~$65 million O&M)
- PA and KY – Continued focus on improving reliability in both Transmission and Distribution systems
- KY – Environmental spending in response to regulations for Mercury, SO2, NOX, Ozone, Particulates, Water Intake and Discharge and CCRs (does not include Clean Power Plan)
- U.K. – Continued focus on asset replacement, faults and overheads and general system reinforcement

Note: Corporate and Other capital expenditures average approximately $10 million per year.
(1) Based on assumed exchange rate of $1.60/£.
(2) Expect between 80% and 90% to receive timely returns via ECR mechanism based on historical experience and future projections.

© PPL Corporation 2016
18

© PPL Corporation 2016 2016 –2020 Capital Plan Comparison to Prior Year Capital Plan 19 (1) Based on assumed foreign exchange rate of $1.60/£. WPD • Spending generally consistent with prior plan with slight increase in 2016 faults overhead repairs Kentucky • Environmental spending generally consistent with prior plan • Deferral of second Natural Gas Combined Cycle Plant Pennsylvania • Transmission consistent with prior plan • Distribution decrease driven by expected ability to maintain reliability standards with lower capital ($ in billions) (1)

© PPL Corporation 2016 ( $ i n b i l l i o n s ) (1) Based on assumed exchange rate of $1.60/£ for 2016 -2020. (2) Represents utility capitalization for LKE. Represents Regulatory Asset Value (RAV) for WPD. Strong regulated rate base growth will drive EPS growth. Capital Plan is Driving Rate Base Growth 20 (2) $24.3 $26.0 $27.2 $28.6 $30.0 $31.5 (1)

Foreign Currency Hedging Status and RPI Sensitivity

GBP Foreign Currency		2016	2017	2018
Percentage Hedged		95%	89%	20%
Hedged Rate (GBP/USD)		$1.56	$1.58	$1.60
Budgeted Rate on Open Position (GBP/USD)		$1.60	$1.60	$1.60
EPS Sensitivities:				
Decrease in Rate (USD/GBP) [1]			**Change in EPS**	
0.05		$0.00	($0.01)	($0.04)
0.10		($0.01)	($0.01)	($0.08)
0.15		($0.02)	($0.02)	($0.12)
RPI (Calendar Year)	**2015**	**2016**	**2017**	**2018**
Budget RPI assumption	1.5%	2.0%	2.8%	3.1%
Current U.K. HM Treasury RPI forecast [2]	1.0%	2.4%	3.0%	3.3%
RPI (Regulatory Year)	**2015/16**	**2016/17**	**2017/18**	**2018/19**
Budget RPI assumption	1.3%	2.3%	3.1%	3.1%
Current U.K. HM Treasury RPI forecast [2]	1.4%	2.6%	3.1%	3.3%
EPS Sensitivities:				
Decrease in 2015/2016 RPI (budget assumption 1.3%) [3,4]		**Change in EPS**		
0.5%	$0.00	$0.00	($0.02)	($0.01)

Note: FX hedging status as of 1/15/2016.

(1) FX sensitivities do not factor in the potential risk mitigation from re-striking existing hedges.

(2) Source: U.K. HM Treasury RPI forecast: https://www.gov.uk/government/collections/data-forecasts

(3) Sensitivities includes the net effect on revenue, O&M and interest expense on index-linked debt.

(4) 2015/2016 tariff was set using 2.6% RPI, subject to true-up in 2017/18 regulatory year. Amounts are reflected in the earnings forecast for the period.

© PPL Corporation 2016 21

© PPL Corporation 2016 Appendix 22

© PPL Corporation 2016 Note: Total includes Residential, Commercial and Industrial customer classes as well as “Other”, which is not depicted on the charts above. U.S. Regulated Volume Variances 23 Residential Commercial Industrial Total Residential Commercial Industrial Total Weather-Normalized (charted) -7.7% -0.1% -6.2% -4.7% -1.8% -0.2% -2.2% -1.4% Actual -17.6% -1.7% -7.5% -9.1% -4.1% -0.6% -2.2% -2.3% Residential Commercial Industrial Total Residential Commercial Industrial Total Weather-Normalized (charted) -2.6% 1.4% -5.6% -1.8% -1.1% 1.0% -1.0% -0.3% Actual -13.2% -1.4% -5.6% -7.1% -1.2% 1.5% -1.0% -0.1%

© PPL Corporation 2016 24 Proposed First Segment: • 95-mile initial segment from Blakely, PA to Ramapo, NY —PPL Electric filed interconnection request with NYISO on October 27th —Estimated cost of $500 -$600 million —Estimated in-service date in 2023 • Benefits as proposed include: —Substantial annual savings for NY customers —Economic development benefits —Grid reliability Full Project Current Plan: 475-mile transmission line from Western PA to Southeastern NY at an estimated cost of $3 –$4 billion. Project Compass Summary

© PPL Corporation 2016 Project Compass 25

© PPL Corporation 2016 Low Nox Burners SCR/SNCR Scrubbers Closed Cycle Cooling Tower Dry Handling/ Disposal/ Beneficial Use Baghouses Mw of Capacity NO x NO x SO 2 Water Intake Coal Combustion Residuals (CCRs) Particulates and Hg (with PAC injection) Unit 1 383 (2) x x x x (1) x Unit 2 549 (2) x x x x (1) x Unit 1 474 x x x x x x Unit 2 495 x x x x x x Unit 3 485 x x x x x x Unit 4 465 x x x x x x Unit 1 106 x (4) x x (1) (4) Unit 2 166 x (4) x x (1) (4) Unit 3 410 x x x x (1) x Unit 1 300 x (4) x (4) x x Unit 2 297 x (4) x x x x Unit 3 391 x x x x x (3) Unit 4 477 x x x x x x Control Device Addresses Trimble County Ghent Brown Mill Creek Kentucky Environmental Controls 26 x = Installed (1)Dry handling disposal construction approved by KPSC and permitting or construction underway at Trimble and Brown. Portions of Ghent systems are operational at this time as other construction activity continues. (2)Ratings represent LKE's 75% ownership of Trimble Units 1 & 2. (3)Mill Creek 3's baghouses to be in servcie in June 2016. (4)Standards are station and company based. KU and LG&E Systems are already in compliance.

© PPL Corporation 2016 U.K. Regulated Segment EPS Projection ($ Per Share) Note: Assumes foreign currency exchange rate of $1.60/£ for 2016E and 2017E on open positions. (1) 2015 represents earnings from ongoing operations. See Appendix for the reconciliation of reported earnings (loss) to earnings from ongoing operations. 27 (1)

© PPL Corporation 2016 U.K. Regulated Segment Cash Repatriation Note: Assumes foreign currency exchange rate of $1.60/£ for 2016E and 2017E. ($ in millions) Flexible strategy for meaningful U.K. cash repatriation. 28

© PPL Corporation 2016 Retail Price Index -RPI • Revenue: —In November 2015, tariffs for 2016/2017 and 2017/2018 were set using the forecasted RPI for the next two regulatory years. —In November 2016 and going forward, one additional year of tariffs will be set. Therefore 2018/2019 tariffs will be set using the November 2016 forecasted RPI for that period. —In addition, the 2017/2018 revenues will include a true-up for the actual vs. forecasted RPI for the 2015/2016 regulatory year. • O&M impacted primarily by RPI adjustments to wages, including contract labor with a compounding effect realized in future periods. • Approximately 10% of total U.K. debt is RPI index-linked debt. The lower the RPI, the lower the interest expense and vice versa. 29 RPI affects 3 primary financial drivers for WPD: Revenues, O&M and Interest Expense

© PPL Corporation 2016 TRU and MOD Adjustments • Two new adjustments to annual allowed revenue were introduced in RIIO-ED1, known as TRU and MOD adjustments: — TRU Adjustment ▪ Tariffs are set using a forecasted RPI as determined by HM Treasury. ▪ Forecasted RPI is trued up to actuals and the corresponding revenue adjustment is collected from or returned to customers two regulatory years later. —MOD Adjustment ▪ On an annual basis certain components of base demand revenue are trued up, with the cost of debt true-up expected to be the largest component of this adjustment. ▪ MOD adjustment also includes the TotexIncentive Mechanism which allows WPD to retain 70% of any cost savings against the RIIO-ED1 business plan and bear 70% of any cost over-runs. ▪ Similar to TRU, most MOD components result in a revenue adjustment two regulatory years later. • The following table depicts the pre-tax amounts assumed in our 2016 and 2017 earnings guidance for the U.K. Regulated Segment on slide 27. 30 ($ in millions) 2016 2017 TRU $0 ($30) MOD $6 ($ 5) Total $6 ($35)

© PPL Corporation 2016 U.K. Incentive Revenues -Summary • Annual performance above or below the Ofgem targets for Customer Minutes Lost (CML), Customer Interruptions (CI) and the Broad Measure of Customer Satisfaction Survey is rewarded or penalized on a 2-year lag (i.e. 2015/2016 earned performance is received in 2017/2018 revenue). • Rewards/penalties shown on the following slides from the Fast-track Determination are stated in 2012/2013 prices, therefore, we adjust for RPI, as necessary. • WPD is on track to outperform its Ofgem targets in the 2015/2016 regulatory year. • If WPD maintains this level of performance going forward, PPL would expect to earn total incentive revenues that exceed prior estimates for 2017 and 2018. 2017 2018 Estimate: $90M -$110M $75M -$105M 31

© PPL Corporation 2016 U.K. Incentive Revenue –Quality of Service • WPD is on pace to be near the maximum reward for Customer Minutes Lost and Customer Interruptions for the 2015/2016 regulatory year. Note: Based on an average for all four DNOs. Actual results calculated at an individual DNO level. 32 A measurement of the cumulative amount of minutes customers are without electricity. A measurement of the cumulative amount of interruptions in a customer’s supply, per 100 customers. 40.1 28.3 24.4 55.8 0 10 20 30 40 50 60 70 80 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Customer Minutes Lost (2012/13 prices) Ofgem Target Projected Max Reward/Penalty Target 63.4 52.5 49.2 77.6 0 10 20 30 40 50 60 70 80 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Customer Interruptions (per 100 customers) (2012/13 prices) Ofgem Target Projected Max Reward/Penalty Target (-£40.3) (+£40.3) (-£14.8) (+£14.8)

© PPL Corporation 2016 U.K. Incentive Revenue –Customer Satisfaction • The Broad Measure of Customer Satisfaction Survey rewards or penalizes DNOs for the levels of customer satisfaction. • Through December 2015, WPD performance is near or at the maximum reward levels. Note: Based on an average for all four DNOs. Actual results calculated at an individual DNO level. South West South Wales East Midlands West Midlands Total Max reward/penalty +/-£2.8 +/-£1.9 +/-£4.0 +/-£4.0 +/-£12.7 Max Reward Breakeven Max Penalty 33 6.5 7.5 8.5 9.5 Interruptions Connections General Inquiries Broad Measure Customer Satisfaction Survey Through December 2015 (2012/13 prices) South West South Wales East Midlands West Midlands Average other DNOs

© PPL Corporation 2016 ($ in millions) 2016 2017 2018 2019 2020 PPL Capital Funding $0 $0 $250 $0 $0 PPL Electric Utilities 0 0 0 0 100 LG&E and KU Energy 0 0 0 0 475 Louisville Gas & Electric (1) 25 194 98 40 0 Kentucky Utilities 0 0 0 0 500 WPD 460 100 0 0 226 Total $485 $294 $348 $40 $1,301 Debt Maturities Note: As of December 31, 2015. (1) Louisville Gas & Electric has several municipal bonds that may be put by the holders before the bonds’ final maturities. These amounts reflect the timing of any put option in 2016 through 2019. 34

Liquidity Profile

Strong liquidity position to fund current operations and growth.

Entity	Facility	Expiration Date	Capacity (Millions)	Letters of Credit & Commercial Paper Issued (Millions)	Borrowed (Millions)	Unused Capacity (Millions)
PPL Capital Funding	Syndicated Credit Facility	Nov-2018	$300	$151	$0	$149
	Syndicated Credit Facility	Jan-2021 (1)	700	300	0	400
	Bilateral Credit Facility	Mar-2016	150	20	0	130
			$1,150	$471	$0	$679
PPL Electric Utilities	Syndicated Credit Facility	Jan-2021 (1)	$400	$1	$0	$399
LG&E and KU Energy (LKE)	Syndicated Credit Facility	Oct-2018	$75	$0	$75	$0
Louisville Gas & Electric	Syndicated Credit Facility	Dec-2020 (2)	$500	$142	$0	$358
Kentucky Utilities	Syndicated Credit Facility	Dec-2020 (2)	$400	$48	$0	$352
	Letter of Credit Facility	Oct-2017	198	198	0	0
			$598	$246	$0	$352
WPD	WPD plc Syndicated Credit Facility	Jan-2021 (3)	£210	£0	£133	£77
	WPD (South West) Syndicated Credit Facility	Jul-2020	245	0	0	245
	WPD (East Midlands) Syndicated Credit Facility	Jul-2020	300	0	0	300
	WPD (West Midlands) Syndicated Credit Facility	Jul-2020	300	0	0	300
	Uncommitted Credit Facilities		40	4	0	36
			£1,095	£4	£133	£958

Note: As of December 31, 2015.

(1) Reflects extended expiration date and increased capacity due to January 2016 credit facility amendments.

(2) Reflects extended expiration date due to January 2016 credit facility amendments.

(3) In January 2016, WPD plc replaced its existing syndicated credit facility with a new £210 million facility. Reflects expiration date of new facility.

© PPL Corporation 2016
35

Strong Credit Ratings

Strong credit profile at our utilities, holding companies and PPL Corporation.

PPL Corporation

Credit Rating	S&P	Moody's
Secured	NR	NR
Unsecured	NR	NR
Long-term Issuer	A-	Baa2
Outlook	Stable	Stable

PPL Capital Funding

Credit Rating	S&P	Moody's
Secured	NR	NR
Unsecured	BBB+	Baa2
Long-term Issuer	NR	NR
Outlook	Stable	Stable

WPD Holding Company

Credit Rating	S&P	Moody's
Secured	NR	NR
Unsecured	BBB+	Baa3
Long-term Issuer	A-	Baa3
Outlook	Stable	Stable

LKE Holding Company

Credit Rating	S&P	Moody's
Secured	NR	NR
Unsecured	BBB+	Baa1
Long-term Issuer	A-	Baa1
Outlook	Stable	Stable

WPD Operating Companies

Credit Rating	S&P	Moody's
Secured	NR	NR
Unsecured	A-	Baa1
Long-term Issuer	A-	Baa1
Outlook	Stable	Stable

LKE Operating Companies

Credit Rating	S&P	Moody's
Secured	A	A1
Unsecured	NR	NR
Long-term Issuer	A-	A3
Outlook	Stable	Stable

PPL Electric Utilities

Credit Rating	S&P	Moody's
Secured	A	A1
Unsecured	NR	NR
Long-term Issuer	A-	A3
Outlook	Stable	Stable

© PPL Corporation 2016
36

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations

After-Tax (Unaudited) (millions of dollars)	4th Quarter December 31, 2015						Year-to-Date December 31, 2015					
	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	Disc. Ops.	Total Corp.	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	Disc. Ops.[1]	Total Corp.
Reported Earnings (Loss)	$ 307	$ 59	$ 61	$ (23)	$ (5)	$ 399	$ 1,121	$ 326	$ 252	$ (96)	$ (921)	$ 682
Less: Special Items (expense) benefit:												
Foreign currency-related economic hedges	35					35	55					55
Spinoff of the Supply segment:												
Discontinued operations					(5)	(5)					(921)	(921)
Transition and transaction costs				4		4				(12)		(12)
Employee transitional services				(1)		(1)				(5)		(5)
Separation benefits				(2)		(2)				(5)		(5)
Other:												
Change in U.K. tax rate	78					78	78					78
Settlement of certain income tax positions							18					18
WPD Midlands acquisition-related adjustment							2					2
Certain valuation allowances		(4)				(4)		(12)				(12)
LKE acquisition-related adjustment								(5)				(5)
Total Special Items	113	(4)		1	(5)	105	153	(17)		(22)	(921)	(807)
Earnings from Ongoing Operations	$ 194	$ 63	$ 61	$ (24)	$	$ 294	$ 968	$ 343	$ 252	$ (74)	$	$ 1,489

(1) Includes an $879 million charge reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable accounting rules under GAAP.

© PPL Corporation 2016
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Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations

After-Tax (Unaudited) (per share - diluted)	4th Quarter December 31, 2015						Year-to-Date December 31, 2015					
	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	Disc. Ops.	Total Corp.	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	Disc. Ops.[1]	Total Corp.
Reported Earnings (Loss)	$ 0.45	$ 0.09	$ 0.09	$ (0.03)	$ (0.01)	$ 0.59	$ 1.66	$ 0.48	$ 0.37	$ (0.14)	$ (1.36)	$ 1.01
Less: Special Items (expense) benefit:												
Foreign currency-related economic hedges	0.05					0.05	0.08					0.08
Spinoff of the Supply segment:												
Discontinued operations					(0.01)	(0.01)					(1.36)	(1.36)
Transition and transaction costs				0.01		0.01				(0.02)		(0.02)
Employee transitional services										(0.01)		(0.01)
Other:												
Change in U.K. tax rate	0.11					0.11	0.11					0.11
Settlement of certain income tax positions							0.03					0.03
Certain valuation allowances								(0.02)				(0.02)
LKE acquisition-related adjustment								(0.01)				(0.01)
Total Special Items	0.16			0.01	(0.01)	0.16	0.22	(0.03)		(0.03)	(1.36)	(1.20)
Earnings from Ongoing Operations	$ 0.29	$ 0.09	$ 0.09	$ (0.04)	$	$ 0.43	$ 1.44	$ 0.51	$ 0.37	$ (0.11)	$	$ 2.21

(1) Includes an $879 million charge reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable accounting rules under GAAP.

© PPL Corporation 2016
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Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations (Adjusted)

After-Tax (Unaudited) (millions of dollars)	4th Quarter December 31, 2014						Year-to-Date December 31, 2014					
	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other[1]	Disc. Ops.[1]	Total Corp.	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other[1]	Disc. Ops.[1]	Total Corp.
Reported Earnings (Loss)	$ 294	$ 65	$ 69	$ (20)	$ 287	$ 695	$ 982	$ 312	$ 263	$ (120)	$ 300	$ 1,737
Less: Special Items (expense) benefit:												
Foreign currency-related economic hedges	55					55	127					127
Spinoff of the Supply segment:												
Supply segment earnings					291	291					307	307
Discontinued operations adjustments				2	(2)					(5)	5	
Change in tax valuation allowances				3		3				(46)		(46)
Transition and transaction costs				(2)	(2)	(4)				(5)	(12)	(17)
Separation benefits				(1)		(1)				(12)		(12)
Other:												
Change in WPD line loss accrual							(52)					(52)
Separation benefits									(2)			(2)
Total Special Items	55			2	287	344	75		(2)	(68)	300	305
Dissynergies-spinoff of Supply segment expense (benefit): [2]												
Indirect operation and maintenance				12		12				47		47
Interest expense				7		7				29		29
Depreciation				2		2				7		7
Total dissynergies-spinoff of Supply segment				21		21				83		83
Earnings from Ongoing Operations (Adjusted)	$ 239	$ 65	$ 69	$ (43)	$	$ 330	$ 907	$ 312	$ 265	$ (135)	$	$ 1,349

(1) Certain amounts have been reclassified to reflect the Supply segment as a discontinued operation.
(2) Represents 2014 costs allocated to the Supply segment that remained with PPL after the spinoff of the Supply segment.

© PPL Corporation 2016
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Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations (Adjusted)

After-Tax (Unaudited) (per share - diluted)	4th Quarter December 31, 2014						Year-to-Date December 31, 2014[1]					
	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other[2]	Disc. Ops.[2]	Total Corp.	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other[2]	Disc. Ops.[2]	Total Corp.
Reported Earnings (Loss)	$ 0.44	$ 0.10	$ 0.10	$ (0.03)	$ 0.43	$ 1.04	$ 1.48	$ 0.47	$ 0.39	$ (0.18)	$ 0.45	$ 2.61
Less: Special Items (expense) benefit:												
Foreign currency-related economic hedges	0.08					0.08	0.19					0.19
Spinoff of the Supply segment:												
Supply segment earnings					0.43	0.43					0.46	0.46
Discontinued operations adjustments										(0.01)	0.01	
Change in tax valuation allowances										(0.07)		(0.07)
Transition and transaction costs											(0.02)	(0.02)
Separation benefits										(0.02)		(0.02)
Other:												
Change in WPD line loss accrual							(0.08)					(0.08)
Separation benefits									(0.01)			(0.01)
Total Special Items	0.08				0.43	0.51	0.11		(0.01)	(0.10)	0.45	0.45
Dissynergies-spinoff of Supply segment expense (benefit): [3]												
Indirect operation and maintenance				0.02		0.02				0.07		0.07
Interest expense				0.02		0.02				0.05		0.05
Depreciation										0.01		0.01
Total dissynergies-spinoff of Supply segment				0.04		0.04				0.13		0.13
Earnings from Ongoing Operations (Adjusted)	$ 0.36	$ 0.10	$ 0.10	$ (0.07)	$	$ 0.49	$ 1.37	$ 0.47	$ 0.40	$ (0.21)	$	$ 2.03

(1) The "If-Converted Method" has been applied to PPL's 2011 Equity Units, resulting in $9 million of interest charges (after-tax) being added back to earnings and approximately 11 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.
(2) Certain amounts have been reclassified to reflect the Supply segment as a discontinued operation.
(3) Represents 2014 costs allocated to the Supply segment that remained with PPL after the spinoff of the Supply segment.

© PPL Corporation 2016

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© PPL Corporation 2016 Gross Margins Summary $ 2,243 $ 2,527 $ (284) $ (0.33) Impact of changes in foreign currency exchange rates (174) (0.20) $ (110) $ (0.13) $ 1,926 $ 1,838 $ 88 $ 0.08 Distribution $ 842 $ 837 $ 5 $ 0.01 Transmission 395 335 60 0.05 $ 1,237 $ 1,172 $ 65 $ 0.06 (Unaudited) (millions of dollars, except share data) U.K. Gross Margins Twelve Months Ended December 31, Per Share Diluted 2015 2014 Change (after-tax) Total KY Gross Margins PA Gross Delivery Margins U.K. Gross Margins excluding impact of foreign currency exchange rates 41

© PPL Corporation 2016 Reconciliation of Year-to-Date Margins to Operating Income $ 2,364 $ 3,115 $ 2,124 $ 66 $ 7,669 $ 2,638 $ 3,168 $ 2,044 $ 2 $ 7,852 863 863 965 965 184 657 14 855 253 587 84 924 14 (14) 84 (84) 121 100 114 1,603 1,938 111 99 103 1,543 1,856 38 845 883 11 912 923 4 102 193 299 2 98 217 317 Total Operating Expenses 121 1,189 887 2,641 4,838 111 1,330 872 2,672 4,985 $ 2,243 $ 1,926 $ 1,237 $ (2,575) $ 2,831 $ 2,527 $ 1,838 $ 1,172 $ (2,670) $ 2,867 Operating Revenues Total Operating Expenses Fuel Energy purchases Other operation and maintenance Depreciation Taxes, other than income Energy purchases U.K. Gross Margins (Unaudited) PA Gross Margins Twelve Months Ended December 31, 2014 U.K. Gross Margins (millions of dollars) Margins Margins Gross Delivery Operating Gross Delivery Kentucky PA Gross Kentucky from affiliate Operating Twelve Months Ended December 31, 2015 Other Income Margins Other Income 42

Reconciliation of Domestic Cash Flows

Year Ended December 2015 (Millions of Dollars)	Domestic Cash from Operations	Cash Available for Distribution	Cash Available for Reinvestment	Domestic Growth Capex	Additional Funding Sources for Domestic Growth Capex	Reconciling Items: PPL Global, LLC	Reconciling Items: Other	PPL Consolidated Statement of Cash Flows
Net cash provided by operating activities - continuing operations	$ 1,546 [1]					$ 871	$ (183) [1]	$ 2,234
Net cash used in investing activities - continuing operations		$ (640)		$ (1,650)	$ 115	(1,226)		(3,401)
Net cash provided by financing activities - continuing operations			$ (1,004)		707	533	246 [2]	482
Net cash distributions to parent from discontinued operations							132	132
Effect of exchange rates on cash and cash equivalents						(10)		(10)
Domestic (increase) decrease in cash and cash equivalents		319 [3]			607 [4]		(926)	
	$ 1,546 →	1,546						
		$ 1,225 →	1,225					
Total			$ 221	$ (1,650)	$ 1,429	$ 168	$ (731)	$ (563)

Year Ended December 2014 (Millions of Dollars)	Domestic Cash from Operations	Cash Available for Distribution	Cash Available for Reinvestment	Domestic Growth Capex	Additional Funding Sources for Domestic Growth Capex	Reconciling Items: PPL Global, LLC	Reconciling Items: Other	PPL Consolidated Statement of Cash Flows
Net cash provided by operating activities	$ 2,145 [5]					$ 1,184	$ 74 [5]	$ 3,403
Net cash used in investing activities		$ (900)		$ (1,816)	$ 829	(1,442)		(3,329)
Net cash provided by financing activities			$ (967)		1,451	(86)	185 [2]	583
Effect of exchange rates on cash and cash equivalents						(8)		(8)
Domestic (increase) decrease in cash and cash equivalents		263 [3]			(1,005) [4]		742	
	$ 2,145 →	2,145						
		$ 1,508 →	1,508					
Total			$ 541	$ (1,816)	$ 1,275	$ (352)	$ 1,001	$ 649

Note: For 2016, due to the generalized and forward-looking nature of this information, the Company has not reconciled the presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

(1) Domestic Cash from Operations includes a $191 million PPL Energy Supply, LLC dividend and realized gains of $37 million on U.K. earnings hedges, partially offset by $45 million of discontinued hedges associated with the spinoff of the Supply segment.

(2) Primarily represents PPL Global, LLC items that eliminate in PPL's consolidation.

(3) Represents dividend from U.K. Regulated and the realized impact of associated net investment hedges.

(4) Represents domestic change in cash and cash equivalents, and excludes the adjustments to Domestic Cash from Operations referenced here.

(5) Domestic Cash from Operations includes realized losses of $74 million on U.K. earnings hedges.

© PPL Corporation 2016
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Forward-Looking Information Statement

Statements contained in this presentation, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand for energy in our service territories, weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring, including the ability of PPL Corporation to realize all or a significant portion of the anticipated cost savings from the corporate restructuring following the Supply business spinoff; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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© PPL Corporation 2016 Definitions of Non-GAAP Financial Measures "Earnings from ongoing operations" should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management's view of PPL's fundamental earnings performance as another criterion in making investment decisions. PPL's management also uses earningsfrom ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance. Earnings from ongoing operations is adjusted for the impact of special items as described below, which includes the Supply segment's earnings now reflected in discontinued operations. Also included in special items is the loss on spinoff, reflecting the fair value of the Supply segment being less than PPL's recorded value as of the June 1, 2015 spinoff. Earnings from ongoing operations (adjusted) for 2014 also reflects, within the Corporate and Other category, the impact of spinoff dissynergies that, if not mitigated, would remain with PPL after completion of the spinoff. "Earnings from ongoing operations" is adjusted for the impact of special items. Special items include: • Unrealized gains or losses on foreign currency-related economic hedges. • Supply segment discontinued operations. • Gains and losses on sales of assets not in the ordinary course of business. • Impairment charges. • Workforce reduction and other restructuring effects. • Acquisition and divestiture-related adjustments. • Other charges or credits that are, in management's view, not reflective of the company's ongoing operations. 45

Definitions of Non-GAAP Financial Measures

PPL utilizes the following non-GAAP financial measures as indicators of performance for its businesses. These measures are not intended to replace "Operating Income," which is determined in accordance with GAAP, as an indicator of overall operating performance. Other companies may use different measures to analyze and report their results of operations. Management believes these measures provide additional useful criteria to make investment decisions. These performance measures are used, in conjunction with other information, by senior management and PPL's Board of Directors to manage the operations and analyze actual results compared to budget.

"U.K. Gross Margins" is a single financial performance measure of the electricity distribution operations of the U.K. Regulated segment. In calculating this measure, direct costs (recorded in "Other operation and maintenance" on the Statements of Income) are deducted from operating revenues. As a result, this measure represents the net revenues from the delivery of electricity across WPD's distribution network in the U.K. and directly related activities.

"Kentucky Gross Margins" is a single financial performance measure of the electricity generation, transmission and distribution operations of the Kentucky Regulated segment, LKE, LG&E and KU, as well as the Kentucky Regulated segment's, LKE's and LG&E's distribution and sale of natural gas. In calculating this measure, fuel, energy purchases and certain variable costs of production (recorded as "Other operation and maintenance" on the Statements of Income) are deducted from revenues. In addition, certain other expenses, recorded as "Other operation and maintenance", "Depreciation" and "Taxes, other than income" on the Statements of Income, associated with approved cost recovery mechanisms are offset against the recovery of those expenses, which are included in revenues. These mechanisms allow for direct recovery of these expenses and, in some cases, returns on capital investments and performance incentives. As a result, this measure represents the net revenues from electricity and gas operations.

"Pennsylvania Gross Delivery Margins" is a single financial performance measure of the electricity delivery operations of the Pennsylvania Regulated segment and PPL Electric, which includes its transmission and distribution activities. In calculating this measure, utility revenues and expenses associated with approved recovery mechanisms, including energy provided as a PLR, are offset with minimal impact on earnings. Costs associated with these mechanisms are recorded in "Energy purchases," "Other operation and maintenance," which is primarily Act 129 costs, and "Taxes, other than income," which is primarily gross receipts tax. This performance measure includes PLR energy purchases by PPL Electric from PPL EnergyPlus, which are reflected in "Energy purchases from affiliate" in the reconciliation tables. As a result of the June 2015 spinoff of PPL Energy Supply and the formation of Talen Energy, PPL EnergyPlus (renamed Talen Energy Marketing) is no longer an affiliate of PPL Electric. PPL Electric's purchases from Talen Energy Marketing subsequent to May 31, 2015 are reflected in "Energy purchases" in the reconciliation tables. This measure represents the net revenues from the Pennsylvania Regulated segment's and PPL Electric's electricity delivery operations.

© PPL Corporation 2016
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